                                                                   EXHIBIT 10.34


              FIRST AMENDMENT TO STOCKHOLDER PROTECTION AGREEMENT


THIS FIRST AMENDMENT TO STOCKHOLDER PROTECTION AGREEMENT (this "Agreement") is entered into as of the 24th day of April, 1998 by and between PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware Corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent (the "Rights Agent").


RECITALS:

A. Pursuant to Section 4.4 of that certain Stockholder Protection Agreement dated as of August 22, 1997 (the "Stockholder Protection Agreement") by and between the Company and the Rights Agent, prior to the Separation Time, the Company may supplement or amend any provision of the Stockholder Protection Agreement in any respect without the approval of any holders of Rights. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Stockholder Protection Agreement.

B. The Rights Agent has agreed pursuant to Section 4.4 of the Stockholder Protection Agreement to execute any supplement or amendment to the Stockholder Protection Agreement upon delivery of a certificate (the "Officer's Certificate") from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with such Section.

C. The Company has delivered an Officer's Certificate to the Rights Agent with respect to this Amendment.

NOW THEREFORE, in consideration of the foregoing facts and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledge, the Company and Rights Agent hereby agree as follows:

AGREEMENT

Section 1.  MODIFICATION OF STOCKHOLDER PROTECTION AGREEMENT.

The definition of "Minority Investor" in Section 1.1(m) of the Stockholder Protection Agreement is hereby amended in its entirety to read as follows:

"'Minority Investor' shall mean any Person (together with such Minority Investor's Affiliates and Associates) who, with the express written approval of the Board of Directors of the Company, acquires aggregate Beneficial Ownership of the 15% or more but less than or equal to that percentage expressly approved in writing by the Company, as approved by its Board of Directors, but in no event greater than 35% of the outstanding Common Stock of the Company."

Section 2.  MISCELLANEOUS PROVISIONS

(a) Descriptive Headings. Descriptive headings appear herein for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

(b) Governing Law. This Amendment shall be construed, interpreted and applied in accordance with the internal laws of the State of New York without giving effect to doctrines relatin to conflicts of laws.

(c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

(d) Stockholder Protection Agreement References. As of the date hereof any references to "this Agreement" in the Stockholder Protection Agreement or any other agreement, document or instrument related hereto shall mean that Stockholder Protection Agreement as modified by this Amendment.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

Company:                             PROTEIN POLYMER TECHNOLOGIES, INC.



                                     /s/  J. Thomas Parmeter
                                     __________________________________
                                     J. Thomas Parmeter, President & Chief
                                     Executive Officer


Rights Agent:                        CONTINENTAL STOCK TRANSFER & TRUST
                                     COMPANY



                                     /s/  William F. Seegraber
                                     __________________________________
Name:                                William F. Seegraber
Title:                               Vice President